UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Green Brick Partners, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5952523 (I.R.S. Employer Identification No.)

5501 Headquarters Drive, Suite 300W Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	The NYSE Texas, Inc.
_________________________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.    ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.    ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.    ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: None
Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note
This Registration Statement on Form 8-A is being filed by Green Brick Partners, Inc. (the “Registrant”), with the Securities and Exchange Commission in connection with the dual listing of its common stock, par value $0.01 per share (the “Common Stock”), with NYSE Texas, Inc. (the “NYSE Texas”) under the trading symbol “GRBK.” The Common Stock is currently listed on the New York Stock Exchange under the symbol “GRBK.”
Item 1. Description of Registrant’s Securities to be Registered.
The description of the Common Stock as set forth in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 (File No. 001-33530), is hereby incorporated by reference.
Item 2. Exhibits
Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NYSE Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.

GREEN BRICK PARTNERS, INC.

By: /s/ Jeffery D. Cox
Name: Jeffery D. Cox
Title: Interim Chief Financial Officer

Date: August 4, 2025